SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. __)

Filed by the Registrant                     |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box

|_|  Preliminary Proxy Statement

|X|  Definitive Proxy Statement

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  Calton, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

Check the appropriate box

|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14(a)(6)(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5)   Total Fee Paid:

--------------------------------------------------------------------------------

____ Fee paid previously with preliminary materials

____ Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount previously paid:____________________________________________________

2)   Form, Schedule or Registration Statement No._______________________________

3)   Filing party:______________________________________________________________

4)   Date Filed:________________________________________________________________

                                  CALTON, INC.
                               125 Half Mile Road
                           Red Bank, New Jersey 07701

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 17, 2000

                       -----------------------------------



TO THE SHAREHOLDERS OF CALTON, INC.

     The Annual Meeting of the Shareholders of CALTON, INC. (the "Company") will be held on Monday, April 17, 2000 at the Hyatt Regency Orlando International Airport Hotel, 9300 Airport Boulevard, Orlando, Florida at 11:00 a.m., local time, for the following purposes:

     1. To elect one director.

     2. To consider and vote upon a proposal to adopt the Company's 2000 Equity Incentive Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on March 14, 2000, are entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors,



                                             MARY H. MAGEE
                                             Secretary

Red Bank, New Jersey
March 23, 2000

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU ARE UNABLE TO DO SO, PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                  CALTON, INC.

                              --------------------

                                 PROXY STATEMENT

                              --------------------

     General Information

     This Proxy Statement is furnished to the holders of Calton, Inc. (the "Company" or "Calton") Common Stock, $.01 par value ("Common Stock"), in connection with the solicitation of proxies for use at the annual meeting of shareholders to be held on April 17, 2000, and at any adjournment thereof (the "meeting" or "annual meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders. Holders of Common Stock are referred to herein collectively as the "shareholders." Forms of proxies for use at the meeting are also enclosed. The Company anticipates mailing this Proxy Statement to its shareholders on or about March 23, 2000. The executive offices of the Company are located at 125 Half Mile Road, Red Bank, New Jersey 07701-6749.

     Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the secretary of the meeting. Presence at the meeting does not of itself revoke the proxy; however, a vote cast at the meeting by written ballot will revoke the proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted FOR the election of the nominee for director named herein and FOR the proposal to adopt the 2000 Equity Incentive Plan. Management is not aware at the date hereof of any matters to be presented at the meeting other than the election of a director and the proposal to adopt the 2000 Equity Incentive Plan. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

     Proxies for use at the meeting are being solicited by the Board of Directors of the Company. The cost of preparing, assembling and mailing the proxy material is to be borne by the Company. It is not anticipated that any compensation will be paid for soliciting proxies, and the Company does not intend to employ specially engaged personnel of the Company or other paid solicitors in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile transmission or letter.

     Voting Securities

     The voting securities entitled to vote at the meeting consist of shares of Common Stock, with each share entitling its owner to one vote on an equal basis. On March 14, 2000, the number of outstanding shares of Common Stock was 21,649,820. Only shareholders of record on the books of the Company at the close of business on March 14, 2000 will be entitled to vote at the meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the meeting. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote, is required for the election of directors. The proxy card provides space for a shareholder to withhold votes for any nominee for the Board of Directors. The proposal to adopt the 2000 Equity Incentive Plan must be approved by a majority of the votes cast at the meeting on such proposal.

     All votes will be tabulated by the inspector of election appointed at the meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for director, abstentions and broker non-votes. Authority withheld will be counted toward the tabulation of the votes cast on the election of directors and will have the same effect as a negative vote. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates and, accordingly, will have no effect on the outcome of the vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting.

     Principal Shareholders

     The following table sets forth information with respect to each person who, as of March 14, 2000, is known by the Company to be the beneficial owner (as defined in Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934) of more than five percent (5%) of the Company's Common Stock. Except as set forth in the footnotes to the table, the shareholders have sole voting and investment power over such shares:

                                                 Amount and             Percent
                                                 Nature of                 of
Name of Beneficial Owner                    Beneficial Ownership         Class
------------------------                    --------------------         -----
Anthony J. Caldarone....................        6,738,781(1)             30.2%
Joyce P. Caldarone......................        6,738,781(2)             30.2%

--------------------
(1) Includes an aggregate of 2,281,209 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares he disclaims any beneficial interest, and 700,000 shares subject to currently exercisable stock options.

(2) Includes an aggregate of 4,457,512 shares beneficially owned by Anthony J. Caldarone, Mrs. Caldarone's husband, as to which shares she disclaims any beneficial interest.

     Security Ownership of Management

     The following table sets forth information, as of March 14, 2000, with respect to the beneficial ownership (as defined in Rule 13d-3) of the Company's Common Stock by each director and nominee for director, each of the Named Officers (as defined in the section captioned "Executive Compensation") who is currently an officer of the Company and by all directors and executive officers as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and investment power over such shares.

                                                       Amount and        Percent
                                                       Nature of            of
Name of Beneficial Owner                          Beneficial Ownership    Class
------------------------                          --------------------    -----
Anthony J. Caldarone.............................     6,738,781 (1)        30.2%
J. Ernest Brophy.................................        73,834 (2)        (3)
Mark N. Fessel...................................        71,170 (2)        (3)
Frank Cavell Smith, Jr...........................        40,000 (2)        (3)
Kenneth D. Hill..................................        92,918 (4)        (3)
Robert E. Naughton...............................        19,428 (5)        (3)
David J. Coppola.................................        70,000 (6)        (3)
All Directors and Executive Officers as
   a Group (6 persons)(1)(2)(4)(5) and (6).......     7,132,346            31.6%

---------------
(1) Includes an aggregate of 2,281,209 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares he disclaims any beneficial interest, and 700,000 shares subject to currently exercisable stock options.

(2)  Includes 40,000 shares subject to currently exercisable stock options.

(3) Shares beneficially owned do not exceed 1% of the Company's outstanding Common Stock.

(4) Includes 40,000 shares held by Mr. Hill's spouse, as to which shares he disclaims any beneficial interest, and 10,000 shares subject to currently exercisable stock options.

(5) Includes 5,000 shares held by Mr. Naughton's spouse, as to which shares he disclaims any beneficial interest, and 10,000 shares subject to currently exercisable stock options.

(6)  Includes 50,000 shares subject to currently exercisable stock options.

                              ELECTION OF DIRECTORS

     The Company's by-laws provide that the Board of Directors shall consist of not fewer than three nor more than fifteen members. The Board of Directors is divided into four classes, with each class to hold office for a term of four years and the term of office of one class to expire each year. The Board of Directors has fixed the number of directors at six, one of whom is to be elected at the 2000 annual meeting, two whose terms expire at the annual meeting in 2001, two whose terms expire at the annual meeting in 2002 and one whose term expires at the annual meeting in 2003.

     Frank Cavell Smith, Jr. is the incumbent director whose term expires at the 2000 annual meeting. Mr. Smith has been nominated to stand for reelection at the meeting to hold office until the 2004 annual meeting. It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of the election of Mr. Smith as director. If Mr. Smith should be unable to serve, the proxies will be voted for the election of a substitute nominee, if any, designated by the Board of Directors. The Company is not aware of any reason why Mr. Smith, if elected, would be unable to serve as a director.

     Set forth below is certain biographical information with respect to the nominees for election to the Board and the directors whose terms of office will continue after the 2000 annual meeting.

Nominee for Election for a Four-Year Term Expiring at the 2004 Annual Meeting.

     Frank Cavell Smith, Jr. Mr. Smith, age 53, has served as a Director of Calton since May 1993. Since 1990, Mr. Smith has been associated with the MEG Companies as a Senior Consultant responsible for corporate real estate consulting activities. From 1977 to 1990, Mr. Smith served as a Real Estate Consultant and Real Estate Development Manager for The Spaulding Co., Inc. Mr. Smith also is an adjunct faculty member at Boston University and a member of the Board of Trustees of Shelter, Inc.

Director Continuing in Office until 2003 Annual Meeting.

     Mark N. Fessel. Mr. Fessel, age 42, has served as a Director of Calton since May 1993. Since 1985, Mr. Fessel has owned and operated a real estate company and has acted as principal in numerous commercial and residential real estate developments throughout the northeast. In 1984, Mr. Fessel served as the Vice President of Acquisitions of the Meredith Organization, a nationally recognized real estate developer.

Directors Continuing in Office until 2002 Annual Meeting.

     Kenneth D. Hill. Mr. Hill, age 58, has served as a Director of Calton since April 1999. He is currently Chief Executive Officer of the Company's wholly owned subsidiary, eCalton.com, Inc. Since 1975, he has founded and managed computer related companies, including NASTEC Corporation, a developer of computer-aided software engineering development tools, from 1982 until its acquisition in 1987, and Multiple Technologies Corporation, a consulting and application development company, from 1975 to 1982. From January 1994 through February 1996, he was employed as a consultant by KDH Enterprises, Inc. From March 1997 through April 1998, Mr. Hill served as President and Chief Executive Officer of DataTell Solutions, Inc., a regional systems integration company that filed for federal bankruptcy protection in May 1998. He served as President and Chief Executive Officer of National AmeriServe, Inc., an internet business solutions provider, from May 1998 through October 1998, when it merged with iAW, Inc., the predecessor of eCalton.com, Inc.

     J. Ernest Brophy. Mr. Brophy, age 74, a self-employed attorney and Certified Public Accountant specializing in tax consultation to clients engaged in the construction business, was reappointed as a Director of Calton in November 1995, having served in such capacity from March 1983 through November 1985 and from April 1986 through May 1993. From 1992 through March 1996, Mr. Brophy served as Chief Financial Officer and a director of Hurdy-Gurdy International, Inc., a company that marketed sorbet products.

Directors Continuing in Office until 2001 Annual Meeting.

     Anthony J. Caldarone. Mr. Caldarone, age 62, was reappointed as Chairman, President, Chief Executive Officer and a Director of Calton in November 1995, having previously served in such capacities from the inception of the

Company in 1981 through May 1993. From June 1993 through October 1995, Mr. Caldarone served as a Director of the Company.

     Robert E. Naughton. Mr. Naughton, age 62, has served as a Director of Calton since April 1999. He has served as President and CEO of SIG, Inc. since its founding in 1990. SIG, Inc. is an information technology consulting firm specializing in network design and management, technology transition, business profit improvement, project management, e-business and staff augmentation. Prior to 1990, Mr. Naughton held management positions with AGS Information Services, Compuware and SPR Corporation. He has 24 years of experience in the information technology industry, including sales, marketing, recruiting and P&L management.

     Meetings of the Board of Directors; Committees

     During the fiscal year ended November 30, 1999, the Board of Directors held six(6) meetings. During fiscal 1999, each member of the Company's current Board of Directors attended at least 75% of the meetings of the Board of Directors and all of the meetings of the committees on which he served. See the section captioned "Directors' Compensation" for a discussion of fees paid by the Company to its directors for their services.

     During fiscal 1999, the Board of Directors had two standing committees: the Audit Committee and the Compensation Committee.

     The Audit Committee currently consists of Mr. Brophy and Mr. Smith. The functions performed by the Audit Committee are, among other things, to recommend to the Board of Directors the auditors to be engaged as the Company's independent public accountants, to review the proposed plan and scope for the annual audit and the results of such audit when completed, to review the services rendered by the auditors and the fees charged for such services, to determine the effect, if any, on the independent public accountants' independence of the performance of any non-audit services and to review the plan, scope and results of the Company's internal audit operations. During fiscal 1999, the Audit Committee held one (1) meeting.

     Messrs. Fessel and Smith are members of the Compensation Committee. The Compensation Committee reviews and approves compensation for executive employees of the Company on a periodic basis, subject to approval of the Board, and administers the Company's Incentive Compensation Plan, the 1996 Equity Incentive Plan (the "1996 Option Plan") and the Amended and Restated 1993 Non-Qualified Stock Option Plan (the "1993 Option Plan" and collectively with the 1996 Option Plan, the "Option Plans"). The Compensation Committee will also administer the 2000 Equity Incentive Plan if the proposal to adopt the plan is approved at the meeting. During fiscal 1999, the Compensation Committee held one (1) meeting and acted by unanimous written consent on one (1) occasion.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended November 30, 1999, 1998 and 1997, of the Chief Executive Officer of the Company in fiscal 1999 and the other executive officer of the Company who earned salary and bonuses in fiscal 1999 in excess of $100,000 (collectively, the "Named Officers"):


                                                                    Long Term
                                  Annual Compensation Awards       Compensation
                             -----------------------------------   ------------
                                                                      Awards
                                                                   ------------
                                                                    Securities        All Other
       Name and                                                     Underlying       Compensation
  Principal Position         Year      Salary($)     Bonus($)(1)      Options           ($)(2)
  ------------------         ----      ---------     -----------   ------------      -------------
Anthony J. Caldarone         1999      $275,000             --       200,000(3)        $15,672 (4)
   Chairman, Chief           1998       275,000        350,000       600,000           $17,855
   Executive Officer         1997       250,000         52,000              --         $16,726
   & President
David J. Coppola             1999        85,000         25,000         40,000(3)           688
   Vice President &          1998            --             --              --              --
   Treasurer(5)              1997            --             --              --              --

---------------
(1) Represents amounts accrued in fiscal 1999, 1998 and 1997 and paid in the subsequent fiscal year to the Named Officers pursuant to the Company's Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan provides for an incentive compensation pool equal to ten percent (10%) of the Company's annual pre-tax income, subject to certain adjustments to pre-tax income that may be made by the Compensation Committee to remove the effect of events or transactions not in the ordinary course of the Company's operations. After making certain adjustments in accordance with the terms of the Incentive Plan, the Committee established a pool of $50,000 for awards under the Incentive Plan for fiscal 1999. Officers and key operations and senior corporate management employees (the "Eligible Employees") of the Company and its subsidiaries are eligible for participation in the Incentive Plan. In addition, a portion of the incentive compensation pool established under the Incentive Plan may be used for bonuses to full time employees who do not otherwise have an opportunity to obtain a specified level of commissions or bonuses. The Eligible Employees are determined each fiscal year by the Compensation Committee based on the recommendations of the President and Chief Executive Officer of the Company. An Eligible Employee may not receive a distribution from the incentive compensation pool for any fiscal year that exceeds the lesser of twenty percent (20%) of the available incentive compensation pool or one hundred percent (100%) of the Eligible Employee's base salary for such fiscal year, unless otherwise provided in the Eligible Employee's employment agreement with the Company. The Compensation Committee ultimately determines the percentage, if any, of the incentive compensation pool for a fiscal year to be awarded to an Eligible Employee.

(2) Includes cost of premiums paid by the Company under a program which provides officers of the Company with additional life insurance (supplementing the coverage available under the Company's group life insurance plan) as follows: Mr. Caldarone - $8,472 and Mr. Coppola - $688.

(3) Represents shares underlying options granted in January 2000 for services rendered in fiscal 1999.

(4)  Includes a $7,200 automobile allowance paid to Mr. Caldarone in fiscal
     1999.

(5) Mr. Coppola was not an executive officer of the Company in fiscal 1998 or 1997.

     Directors' Compensation

     Members of the Board of Directors who are not full time employees of Calton were each entitled in fiscal 1999 to annual compensation of $20,000 for service as a director. Calton paid or accrued a total of $80,500 in director fees to members of the Board of Directors during fiscal year 1999 ($23,050 of which was paid in the form of Common Stock pursuant to elections permitted under the 1996 Option Plan). Directors are reimbursed for travel expenses incurred in connection with attendance at Board and committee meetings. Directors who are not full time employees are paid a participation fee of $1,000 for each committee meeting attended. In addition, under the terms of the 1996 Option Plan, each non-employee director is awarded options to purchase 10,000 shares of the Company's Common Stock each time such director is elected or re-elected to the Board of Directors and each time that an annual meeting of shareholders is held during the term of such director. In order to receive the award, an incumbent non-employee director must have attended 75% of all Board meetings and 75% of all meetings of Board committees of which the director is a member during the prior 12 months. Options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $1.09 per share (the fair market value of the Common Stock on the date of grant) were granted to non-employee directors pursuant to the 1996 Option Plan in fiscal 1999.

     Employment Agreement with Chief Executive Officer

     Effective November 21, 1995, the Company entered into an Employment Agreement (the "Employment Agreement") with Anthony J. Caldarone, Chairman, President and Chief Executive Officer of the Company. The term of the Employment Agreement will end on November 30, 2001. Pursuant to the Employment Agreement, Mr. Caldarone will receive a minimum annual salary of $250,000 ("Base Compensation") which may be increased by the Board or a committee thereof. In January 1998, the Compensation Committee fixed Mr. Caldarone's annual salary at $275,000. Mr. Caldarone is entitled to participate in any bonus compensation or benefit plan or arrangement provided by the Company to its employees or senior level executives, including the Company's Incentive Plan. Under the Employment Agreement, Mr. Caldarone may be awarded up to thirty percent (30%) of the Incentive Plan's designated incentive compensation for any fiscal year and, subject to such limitation, is entitled to not less than one-half of the average percentage that all awards to other Eligible Participants are of the respective Eligible Participants' base salary for the relevant fiscal year. Mr. Caldarone is entitled to be reimbursed by the Company for certain automobile expenses and was granted options to purchase 500,000 shares of Common Stock under the 1996 Option Plan pursuant to the Employment Agreement.

     If the Employment Agreement is terminated by reason of Mr. Caldarone's death, the Company is obliged to reimburse Mr. Caldarone's designated beneficiaries the cost of COBRA benefits, other than long-term disability coverage, for a period of 18 months following the date of death. If the Employment Agreement is terminated by reason of Mr. Caldarone's disability, Mr. Caldarone will be entitled to receive a lump sum cash payment equal to one year's Base Compensation (the "Severance Compensation") from the Company as well as the cost of COBRA benefits, other than long-term disability, for him and his family for a period of 18 months following the date of termination, and continue to participate in any group life insurance or supplemental life insurance program of the Company then in effect for a period of 18 months following the date of termination (collectively, the "Severance Benefits"). The Company may terminate the Employment Agreement for just cause in the event Mr. Caldarone is convicted of a felony in connection with his duties as an officer of the Company, if the commission of such felony resulted in a personal financial benefit to Mr. Caldarone. Upon termination for just cause by the Company, Mr. Caldarone is not entitled to receive any Severance Compensation or Severance Benefits. If the Company terminates the Employment Agreement without just cause, Mr. Caldarone is entitled to the Severance Compensation and Severance Benefits. If the Company terminates the Employment Agreement by issuing a notice of non-extension, Mr. Caldarone is entitled to receive a lump sum cash payment equal to one year's Base Compensation as well as the Severance Benefits. Mr. Caldarone may terminate the Employment Agreement for just cause and receive Severance Compensation and Severance Benefits, if (i) the Board fails to re-elect him as each of Chairman, President and Chief Executive Officer of the Company, (ii) the Board significantly reduces the nature and scope of his authorities, powers, duties and functions, (iii) the Company breaches any material covenant of the Employment Agreement or (iv) the Company consents to Mr. Caldarone's retirement. If Mr. Caldarone terminates the Employment Agreement without just cause or by issuing a notice of non-extension, he is not entitled to the Severance Compensation or Severance Benefits. After the date of termination of Mr. Caldarone's employment for any of the reasons specified herein and in the Employment Agreement, Mr. Caldarone will not receive any further salary payments under the Employment Agreement.

     For the term of the Employment Agreement and for a period of twelve (12) months following termination of Mr. Caldarone's employment, other than for just cause by the Company or without just cause by Mr. Caldarone, Mr. Caldarone is restricted from competing with the Company in the homebuilding business in certain regions if the Company is actively engaged in the homebuilding business.

     Option Grants

     Shown below is further information with respect to grants of stock options in fiscal 1999 to the Named Officers by the Company which are reflected in the Summary Compensation Table set forth under the caption "Executive Compensation."


                                                       Individual Grants
                                ---------------------------------------------------------------
                                                                                                 Potential Realizable Value
                                  Number of         Percent of                                    at Assumed Annual Rates of
                                  Securities       Total Options                                   Stock Price Appreciation
                                  Underlying        Granted to      Exercise or                         for Option Term
                                   Options         Employees in      Base Price     Expiration    ---------------------------
             Name                Granted (#)(1)     Fiscal Year        ($/Sh)          Date         5% ($)           10% ($)
             ----                --------------    -------------     ----------     ----------    ---------         ---------
Anthony J. Caldarone........       200,000(2)           8.5%           $2.78         1/27/05       $153,622         $339,438
David J. Coppola............        40,000(3)           1.7             2.53         1/27/10         48,597          161,282

---------------
(1) Represents shares of Common Stock underlying options granted in January 2000 for services rendered in fiscal 1999.

(2) These options are exercisable cumulatively in five equal annual installments commencing on the first anniversary of the date of grant.

(3) These options are exercisable cumulatively in three equal annual installments commencing on the first anniversary of the date of grant.

     Option Exercises and Fiscal Year-End Values

     Shown below is information with respect to options exercised by the Named Officers during fiscal 1999 and the value of unexercised options to purchase the Company's Common Stock held by the Named Officers at November 30, 1999.


                                                              Number of Securities              Value of Unexercised
                                                             Underlying Unexercised                 In-The-Money
                           Shares                           Options Held At FY-End (#)         Options At FY-End ($)(1)
                         Acquired on         Value         ----------------------------     ----------------------------
     Name                Exercise(#)      Realized($)      Exercisable    Unexercisable     Exercisable    Unexercisable
     ----                -----------      -----------      -----------    -------------     -----------    -------------
Anthony J. Caldarone            --               --          500,000         600,000          $640,625        $243,000
David J. Coppola...         20,000          $20,550           45,000          25,000           100,050          35,000

---------------
(1) Represents market value of shares covered by in-the-money options on November 30, 1999. The closing price of the Common Stock on such date was $1.625. Options are in-the-money if the market value of shares covered thereby is greater than the option exercise price.

     Corporate Performance

Set forth below is a performance graph which compares the percentage change in the cumulative total shareholder return on the Common Stock of the Company for the period from December 1, 1994 to November 30, 1999, with the cumulative total return over the same period on the American Stock Exchange Market Value Index and peer group indices(1) over the same period (assuming the investment of $100 in the Company's Common Stock, the American Stock Exchange Market Value Index and the peer group indices on December 1, 1994 and that all dividends were reinvested).

                                   [GRAPHIC]

     In the printed version of the document, a line graph appears which depicts the following plot points:


                                                    FISCAL YEAR ENDING
                       --------------------------------------------------------------------------
COMPANY/INDEX/MARKET   11/30/94      11/30/95      11/30/96     11/30/97     11/30/98    11/30/99
--------------------   --------      --------      --------     --------     --------    --------
Calton Inc.             100.00         46.67         33.33        46.67       113.33      180.00
Former Peer Group       100.00        167.34        177.27       210.77       218.12      164.80
AMEX Market Index       100.00        125.65        135.54       154.83       152.96      191.10
New Peer Group          100.00        157.76        182.99       204.79        98.24      136.94

(1) Due to the change in the Company's business which occurred as a result of the sale of the Company's homebuilding operations in December 1998 and its strategic plan to acquire or combine with one or more operating businesses, the Company does not believe it reasonably can identify a peer group of companies engaged in a similar line of business as of November 30, 1999. The current peer group (the "Current Peer Group") selected by the Company is comprised of companies having market capitalizations similar to the Company as of November 30, 1999. The companies in the Current Peer Group are: Collins Industries, Inc., Delphos Citizens Bancorp, Eufaula Banccorp, Inc., Marine Petroleum Trust, MFRI, Inc., Mobile America Corp FL, Nanophase Technologies C, Neorx Corp., Oryx Technology Corp., Penn Octane Corp., Urologix, Inc., Valley Forge Scientific and Xicor, Inc. The peer group selected for the Company's 1999 Proxy Statement (the "Former Peer Group") included Hovnanian Enterprises, Inc., Toll Brothers, Inc., Oriole Homes Corp., Washington Homes, Inc., FPA Corp. (now known as Orleans Homebuilders, Inc.) and Sundance Homes, Inc. (which sold its business in 1999 and thus is not included in the Former Peer Group index reflected in the above graph).

     Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Compensation Committee" or the "Committee") has furnished the following report on executive compensation.

     The Compensation Committee is currently comprised of independent, non-employee directors. It is charged with the responsibility of reviewing and approving the compensation of the Company's officers and administration of the Company's Incentive Plan, the Option Plans and severance policy for the Company's senior executives.

     The Committee has determined that the Company's policies for compensation, including base compensation, incentive compensation and benefits, should be guided by the marketplace. In recent years, the Committee has determined that the blend of base salary and incentive compensation offered to the Company's executive officers should emphasize performance based incentive compensation over base salary compensation. To accomplish the Committee's compensation objectives for the Company and to attract, motivate and retain key executives for the management and long term success of the Company, the Company has developed compensation programs which provide executive officers a base salary and the opportunity to earn additional compensation based on the profits and overall success of the Company. Compensation programs include salary and incentive plans.

     The Company's executive compensation programs have three principal components: base salary, incentive compensation awards and stock option grants. Factors considered when determining the base salary for an officer of the Company include the position of the officer, the amount of responsibility associated with such position, past performance of such responsibilities, dedication to the pursuit of achieving individual and Company goals and the overall results of the Company. The Committee believes that the base salaries of the Company's executive officers are generally below or similar to the amounts paid to comparable officers at other companies of the same or similar size and in the businesses currently and previously conducted by the Company, and, therefore, incentive compensation in the form of awards under the Incentive Plan and stock option grants are key components of the total compensation paid or awarded to officers of the Company. The type and amount of incentive compensation is a function of the performance of both Company and individual participants in the particular plan. For example, the Company's Incentive Plan is a cash based plan directly linked to the Company's financial performance while the Option Plans provide a method whereby the officers can share in the long-term growth and success of the Company. The Committee believes these components collectively provide an appropriate relationship between an executive's compensation and the Company's financial performance.

     The Compensation Committee reviews the performance of the Chief Executive Officer and other officers of the Company annually. The Compensation Committee makes recommendations to the Board with respect to salaries and determines awards to be made under the Incentive Plan. The Compensation Committee also determines recipients of, and the number of shares to be covered by, options granted under the Option Plans to all employees, including officers. Incentive compensation and stock option grants for executive officers are determined by evaluating the performance of the individuals reviewed, their contributions to the performance of the Company, their responsibilities, experience and potential, their period of service at current salary and compensation practices for comparable positions at other companies. Financial results, nonfinancial measures and the Chief Executive Officer's evaluation of other executive officers are considered.

     In November 1995, the Board of Directors appointed Anthony J. Caldarone as Chairman, President and Chief Executive Officer of the Company. Mr. Caldarone had previously served in such capacity from the inception of the Company in 1981 through May 1993. In connection with the appointment of Mr. Caldarone as Chairman, President and Chief Executive Officer, the Board approved an employment agreement between the Company and Mr. Caldarone which provides for a minimum base salary of $250,000 per year and pursuant to which, options to purchase 500,000 shares of Calton Common Stock at a price of $.34375 per share (110% of the trading price of the Common Stock on the date of grant) were granted to Mr. Caldarone under the 1996 Option Plan. In approving the employment agreement and the compensation payable thereunder, the Board considered the compensation paid to chief executive officers of similarly situated companies, as well as Mr. Caldarone's qualifications and prior experience in serving in such capacity. See "Employment Agreement with Chief Executive Officer" for a more detailed description of the terms of the employment agreement between the Company and Mr. Caldarone. In January 2000, the Committee reviewed Mr. Caldarone's compensation, considering the fact that Mr. Caldarone had received only one increase in salary (which increased his annual base salary to $275,000) since his return to the Company in 1995. Based upon this information, and the Committee's desire to provide a further incentive to Mr. Caldarone to further develop and execute the Company's strategic plan to enhance shareholder value, the Committee granted Mr. Caldarone options to purchase 200,000 shares of Common Stock at an exercise price of $2.78 per share (110% of the fair market value on the date of the grant). Mr. Caldarone was not awarded any of the incentive compensation awarded to participants in the Incentive Plan. The total amount of incentive compensation awarded under the Incentive Plan for fiscal 1999 was $50,000.

     In 1993, the Internal Revenue Code of 1986, as amended (the "Code"), was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance based compensation that has been approved by shareholders is not subject to the deduction limit. The Company believes that compensation paid to its officers under all of its compensation plans, except the Incentive Plan, options to acquire 815,000 shares of Common Stock under the 1993 Option Plan and options to acquire 1,800,000 shares of Common Stock granted pursuant to certain employment agreements entered into in connection with the Company's acquisition of iAW, Inc., will qualify as performance based compensation, and will therefore be exempt from the $1,000,000 deduction limit. See "Certain Relationships and Related Party Transactions."

     COMPENSATION COMMITTEE:

     Mark N. Fessel
     Frank Cavell Smith, Jr.

         Certain Relationships and Related Party Transactions

     In July 1999, the Company acquired substantially all of the assets of iAW, Inc. ("iAW"), an Internet business solutions provider. The purchase price of the acquisition was $250,000. Kenneth D. Hill, a director of the Company, was a director, Chief Executive Officer and a principal shareholder of iAW. In addition, Mr. Hill's son, Robert Hill, was an officer and shareholder of iAW. In connection with the acquisition, Kenneth Hill entered into an employment agreement with the Company's wholly owned subsidiary, eCalton.com, Inc. ("eCalton"), that entitles him to a base salary of $75,000 per annum for the first six months of the term of the agreement and $120,000 per annum for the following 12 months of the three year term. Robert Hill entered into an employment agreement with eCalton that entitles him to a salary of $75,000 per annum for the first six months of the term of the agreement and $80,000 per annum for the following 12 months of the three year term. Each of the employment agreements provides that prior to the 18 month anniversary of the agreement, eCalton and the employee will negotiate in good faith, based upon market rates, base salary for the remaining term of the agreement. Pursuant to the employment agreements, each of Kenneth Hill and Robert Hill was also granted options to acquire 600,000 shares of the Company's Common Stock at an exercise price of $1.63 per share. The options have a term of 10 years.

     COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its executive officers, directors and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to events or transactions during fiscal 1999, except that the Forms 3 required to be filed by each of Kenneth D. Hill and Robert E. Naughton in April 1999 following their election as directors, a Form 4 required to be file by Kenneth Hill in August 1999 to report a grant of options and a Form 3 required to be filed by Maria Caldarone in March 2000 following her appointment as an officer of the Company, were filed late.

          PROPOSAL TO ADOPT THE CALTON, INC. 2000 EQUITY INCENTIVE PLAN

     Introduction

     The Board of Directors has approved and adopted, subject to approval and ratification by the shareholders, the 2000 Equity Incentive Plan (the "Equity Incentive Plan" or the "Plan"). The Board of Directors believes that the Equity Incentive Plan can be an effective means of attracting, motivating and retaining key employees and directors. In addition, the Board believes that the Equity Incentive Plan will provide a method whereby key employees and directors can share in the long-term growth in the Company.

     The aggregate number of shares reserved for issuance under the Equity Incentive Plan is 4,000,000 shares.

Summary of Provisions of the 2000 Equity Incentive Plan

     General

     The Equity Incentive Plan will be administered by the Compensation Committee which will be authorized to grant (i) "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended,
(ii) nonqualified stock options, (iii) stock appreciation rights ("SARs"), (iv) restricted stock grants, (v) deferred stock awards and (vi) other stock based awards to employees of the Company and its subsidiaries. The Compensation Committee will determine (i) the recipients of awards under the Plan ("Awards"),
(ii) the times at which Awards will be made, (iii) the size and type or types of Awards to be made to each recipient and (iv) will set forth in each such Award the terms, conditions and limitations applicable to the Award granted. The Compensation Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration.

     The aggregate number of shares of Common Stock reserved for issuance pursuant to Awards granted under the Plan is 4,000,000 shares. The maximum number of shares of Common Stock which may be issued to the Chief Executive Officer ("CEO") of the Company pursuant to all Awards granted the CEO under the Plan may not exceed thirty-five percent (35%) of the number of shares of the Company's Common Stock reserved for issuance under the Plan. The maximum number of shares of the Company's Common Stock awarded to any other participant eligible to receive Awards pursuant to all Awards granted to such participant under the Plan may not exceed twenty percent (20%) of the number of shares of the Company's Common Stock reserved for issuance under the Plan. The Equity Incentive Plan will terminate on January 27, 2010 unless earlier terminated by the Board of Directors.

     Those eligible to receive Awards under the Plan (each, a "Participant" and collectively, the "Participants") will be persons in the employ of the Company or any of its subsidiaries designated by the Committee ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including, without limitation, consultants and agents of and advisors to the Company or any subsidiary. A "subsidiary" for purposes of the Plan will be a present or future corporation of which the Company owns or controls, or will own or control, more than 50% of the total combined voting power of all classes of stock or other equity interests.

     Awards Under the Equity Incentive Plan

     Stock Options. The Compensation Committee may grant either incentive stock options or non-qualified stock options under the Equity Incentive Plan. Only employees of the Company may be granted incentive stock options. The exercise price of each option shall be equal to the "fair market value" (as defined below) of the Common Stock on the date the option is granted to the Participant; provided, however, that (i) in the Compensation Committee's discretion, the exercise price of a nonqualified option may be less than the fair market value of the Common Stock on the date of grant; (ii) with respect to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of an incentive stock option granted to such Participant shall not be less than 110% of the fair market value of the Common Stock on the date the option is granted; and (iii) with respect to any option repriced by the Compensation Committee, the exercise price shall be equal to the fair market value of the Common Stock on the date such option is repriced unless otherwise determined by the Compensation Committee. For purposes of the exercise price of an option, "fair market value" shall mean the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange. The term of each option granted to a participant pursuant to the Plan will be determined by the Compensation Committee; provided, however, that in no case shall an option be exercisable more than ten years (five years in the case of an incentive stock option granted to a ten-percent stockholder) from the date of the grant.

     Stock Appreciation Rights. An SAR is an Award entitling the recipient to receive payment, in cash and/or shares of Common Stock, determined in whole or in part by reference to appreciation in the value of a share of Common Stock. An SAR entitles the recipient to receive in cash and/or shares of Common Stock, with respect to each SAR exercised, the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date the SAR was granted.

     The Compensation Committee may grant SARs either alone or in combination with an underlying stock option. The term of an SAR and the time or times at which an SAR shall be exercisable shall be set by the Compensation Committee; provided, that an SAR granted in tandem with an option will be exercisable only at such times and to the extent that the related option is exercisable. An SAR granted in tandem with an incentive stock option may be exercised only when the market price of the shares of Common Stock subject to the incentive stock option exceeds the exercise price of the incentive stock option, and the SAR may be for no more than 100% of the difference between the exercise price of the underlying incentive stock option and the fair market value of the Common Stock subject to the underlying incentive stock option at the time the SAR is exercised. At the option of the Compensation Committee, upon exercise, an SAR may be settled in cash, Common Stock or a combination of both.

     Restricted Stock Grants. The Compensation Committee may grant shares of Common Stock under a restricted stock grant which sets forth the applicable restrictions, conditions and forfeiture provisions which shall be determined by the Compensation Committee and which can include restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, subsidiary and Company performance. Shares of Common Stock may be granted pursuant to a restricted stock grant for no consideration or for any consideration as determined by the Compensation Committee. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Compensation Committee, any Participant receiving an Award of Restricted Stock will have all the rights of a stockholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

     Deferred Stock Awards. The Compensation Committee may grant shares of Common Stock under a deferred stock award, with the delivery of such shares of Common Stock to take place at such time or times and on such conditions as the Compensation Committee may specify. At the time any deferred stock award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

     Formula Awards. Each time an individual who is not an employee of the Company or a subsidiary of the Company is elected or reelected as a director of the Company, the director will receive non-qualified stock options to acquire 10,000 shares of the Company's Common Stock. Each such option (a "Formula Option") shall (i) have a per share exercise price equal to the fair market value of the Common Stock on the date of such grant, (ii) have a term of five years and (iii) become exercisable on the first anniversary of the date of grant. In order for a non-employee director to receive a Formula Option, such director must have attended 75% of all Board meetings and 75% of all meetings of the Board committee(s) of which the director was a member held during the prior 12 months while such director was a member of the Board and committee(s). No award of Formula Options will be made to a director who is receiving a comparable award under the 1996 Option Plan.

     Directors' Fees. Directors of the Company may elect to receive all or a portion of their annual retainer fee and meetings fees in the form of the Company's Common Stock. Shares of Common Stock having an aggregate fair market value equal to the aggregate amount of Board fees being paid in stock will be issued to a director who elects to receive fees in the form of stock no later than 15 business days following the date of payment of the Board fees by the Company.

     Federal Income Tax Consequences

     Stock Options. The grant of an incentive stock option or a nonqualified stock option does not result in income for the grantee or in a deduction for the Company.

     The exercise of a nonqualified stock option results in ordinary income for the grantee and a business deduction for the Company measured by the difference between the option's exercise price and the fair market value of the shares of Common Stock received at the time of exercise. If the Company is required to withhold income taxes in connection with the exercise of a nonqualified stock option, the Compensation Committee may, in its discretion, permit such withholding obligation to be satisfied by the delivery of shares of Common Stock held by the grantee or to be delivered to the grantee upon exercise of the option.

     The exercise of a qualified incentive stock option does not result in income for the grantee or in a business deduction for the Company; provided, that the employee does not dispose of the shares of Common Stock acquired upon exercise within two years after the date of grant of the option and one year after the transfer of the shares of Common Stock upon exercise, and provided further that, the employee is employed by the Company or a subsidiary of the Company from the date of grant until three months before the date of exercise. If these requirements are met, the employee's basis in the shares of Common Stock would be the exercise price. Any gain related to the subsequent disposition of shares of Common Stock will be taxed to the employee as a long-term capital gain and the Company will not be entitled to any deduction. The excess of the fair market value of the Common Stock on the date of exercise over the exercise price is an item of tax preference for the employee, potentially subject to the alternative minimum tax.

     If an employee should dispose of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of either of the designated holding periods, the employee recognizes ordinary income and the Company is entitled to a business deduction in an amount equal to the lesser of the fair market value of the shares of Common Stock on the date of exercise minus the option exercise price or the amount realized on disposition of the shares of Common Stock minus the option exercise price. Any gain in excess of the ordinary income recognized by the employee is taxable as long-term or short-term capital gain, depending on the holding period. If an option, intended to be an incentive stock option, does not satisfy all of the requirements of an incentive stock option pursuant to Section 422 of the Code when granted, the employee recognizes ordinary income upon exercise of the option and the Company is entitled to a business deduction in an amount equal to the fair market value of the shares of Common Stock on the exercise date minus the option exercise price. Income tax withholding would be required. In the event an option intended to be an incentive stock option does not qualify as such when granted or when exercised, the Board of Directors believes that any related deduction should not be subject to the annual $1 million per capita limitation on employee renumeration for the Named Officers of the Company imposed by Section 162(m) of the Code. The Board of Directors believes that the income recognized by an employee or other participant upon the exercise of an option granted under the Equity Incentive Plan should be qualified performance-based compensation and, therefore, an exception to the limitations imposed on the Company by Section 162(m) of the Code with respect to the deductibility of a Named Officer's compensation during a particular calendar year.

     SARS. The grant of an SAR does not result in income for the grantee or in a business deduction for the Company for federal income tax purposes. Upon the exercise of an SAR, the grantee recognizes ordinary income and the Company is entitled to a business deduction measured by the fair market value of the shares of Common Stock plus any cash received. Income tax withholding would be required for employees of the Company and its subsidiaries. The Board of Directors believes that any income related to the exercise of SARs should be exempt from the $1 million limit of Section 162(m) of the Code pursuant to the performance-based compensation exception.

     Restricted Stock Grants and Deferred Stock Award. If the shares of Common Stock issued pursuant to a restricted stock grant or deferred stock award are subject to restrictions resulting in a "substantial risk of forfeiture" pursuant to the meaning of such term under Section 83 of the Code, the restricted stock grant or deferred stock award does not result in income for the grantee or in a business deduction for the Company for federal income tax purposes. If there are no such restrictions, conditions, limitations or forfeiture provisions, the grantee recognizes ordinary income and the Company is entitled to a business deduction upon receipt of the shares of Common Stock. Dividends paid to the grantee while the stock remained subject to any restrictions would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee receives ordinary income and the Company is entitled to a business deduction, subject to the $1 million deduction limitation under Section 162(m), measured by the fair market value of the shares of Common Stock at the time of lapse. Income tax withholding would be required for employees of the Company and its subsidiaries.

     Other Stock Based Awards. Any employee of the Company or any of its subsidiaries who receives shares of Common Stock as bonus compensation or in lieu of the employee's cash compensation shall recognize ordinary income, and the Company shall be entitled to a business deduction, subject to the $1 million deduction limitation under Section 162(m), measured by the fair market value of the shares of Common Stock issued to the employee.

     Other Information

     If there is a stock split, stock dividend or other relevant change affecting the Company's Common Stock, appropriate adjustments will be made in the number of shares of Common Stock or in the type of securities to be issued pursuant to any award granted before such event. In the event of a merger, consolidation, combination or other similar transaction involving the Company in which the Company is not the surviving entity, either all outstanding stock options and SARs shall become exercisable immediately and all restricted stock grants and deferred stock awards shall immediately become free of all restrictions and conditions, or the Compensation Committee may arrange to have the surviving entity grant replacement awards for all outstanding awards. Upon termination of service prior to age 65 for any reason other than death or disability, stock options and SARs which are exercisable as of the date of such termination may be exercised within three months of the date of termination, and any restricted stock grants and deferred stock awards which are still subject to any restriction shall be forfeited to the Company. Upon death or disability or voluntary or involuntary termination of service after age 65, all stock options and SARs become immediately exercisable and may be exercised for a period of six months (in the case of death or disability) or three months (in the case of termination for reasons other than death or disability) after the date of termination, and all restricted stock grants and deferred stock awards shall become immediately free of all restrictions and conditions. The Compensation Committee has the discretionary authority to alter or establish the terms and conditions of an award in connection with termination of service. The Board of Directors may amend, suspend or terminate the Equity Incentive Plan, subject to shareholder approval if required by any applicable federal or state security laws, tax laws or corporate statute.

     New Plan Benefits

     At this time, no awards have been granted under the Equity Incentive Plan, and it is not possible to state the terms or benefits of any individual awards which may be issued under the Equity Incentive Plan, or which would have been issued if the Equity Incentive Plan had been in effect during fiscal 1999, or the name or positions of, or respective amounts of the allotment to, any persons who may participate.

     Vote Required

     Approval and adoption by the Company's shareholders of the Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock present in person or represented by proxy.

     The Board of Directors recommends a vote "FOR" the approval and adoption of the 2000 Equity Incentive Plan.

                                  ANNUAL REPORT

     The annual report to shareholders for the fiscal year ended November 30, 1999 accompanies this Proxy Statement. PricewaterhouseCoopers, L.L.P. ("PricewaterhouseCoopers") has audited the financial statements of the Company for the three fiscal years ended November 30, 1999, which financial statements are contained in the annual report to shareholders. Such annual report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Selection of the independent public accountants for the Company is made by the Board of Directors. On December 17, 1999, the Company's Board of Directors approved the engagement of PricewaterhouseCoopers to serve as the Company's independent public accountants for fiscal 1999. PricewaterhouseCoopers has served as the Company's auditors since 1988. The Board of Directors has not yet met to select the Company's independent public accountants for the current fiscal year.

     As previously stated under the caption "Election of Directors," the Company's Board of Directors has an Audit Committee consisting of outside directors, and the present members of the committee are Mr. Brophy and Mr. Smith.

     A representative of PricewaterhouseCoopers will be present at the meeting and will have an opportunity to make a statement if the representative desires to do so. Said representative will also be available to respond to appropriate questions from shareholders of the Company.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals for presentation at the Company's next annual meeting must be received by the Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than November 23, 2000. The Company's by-laws contain certain procedures which must be followed in connection with shareholder proposals.

     THE MANAGEMENT OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS.

     THE COMPANY SUBMITS TO THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF COMMON STOCK OF THE COMPANY. REQUESTS SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, CALTON, INC., 125 HALF MILE ROAD, SUITE 206, RED BANK, NEW JERSEY 07701.

     ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND IN THEIR PROXIES IN THE ENCLOSED ENVELOPE WITHOUT DELAY TO FIRST CITY TRANSFER COMPANY, P.O. BOX 170, ISELIN, NEW JERSEY 08830. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                             MARY H. MAGEE
                                             Secretary

March 23, 2000

                                  CALTON, INC.
      Proxy for Annual Meeting of Shareholders to be held on April 17, 2000

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF CALTON, INC.

P KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Anthony J. Caldarone and David J. Coppola and
R each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to
O all the shares of Common Stock of CALTON, INC., standing in the name of the undersigned at the close of business on March 14, 2000, at the
X annual meeting of shareholders to be held at the Hyatt Regency Orlando International Airport Hotel, Orlando, Florida and at any and all
Y adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the reverse side hereof. Said proxies are authorized to vote in their discretion upon any other matters which may come before the meeting.



          The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted FOR the election of Frank Cavell Smith, Jr. as Director and FOR the proposal to adopt the 2000 Equity Incentive Plan.

                                                                See Reverse Side

--------------------------------------------------------------------------------
                   (up arrow) Fold and Detach Here (up arrow)

                   (This proxy is continued from reverse side)


                                                                               |X|  Please mark your
                                                                                    votes as in this example.

                                                                     (2) Approval of 2000
                                                      WITHHOLD           Equity Incentive
                                              FOR     AUTHORITY          Plan                 FOR       AGAINST      ABSTAIN
(1)  Election of Frank Cavell Smith, Jr.,     |_|        |_|                                  |_|         |_|          |_|
     as Director.

                                                                             PLEASE MARK, SIGN, DATE AND
                                                                             RETURN THE PROXY CARD
                                                                             PROMPTLY USING THE
                                                                             ENCLOSED ENVELOPE.
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Signature(s) of Shareholder(s)_________________________________________________
(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)


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